Exhibit 3.3

Registre de Commerce et des Sociétés
Numéro RCS : B234229
Référence de dépôt : L190075160
Déposé le 10/05/2019

Becton Dickinson Euro Finance S.à r.l.

Société à responsabilité limitée

Siège social: L-1471 Luxembourg, 412F, route d’Esch

NUMERO 939/2019

CONSTITUTION DE SOCIETE DU 23 AVRIL 2019

In the year two thousand and nineteen, on the twenty-third day of April.

Before Us, Me Carlo WERSANDT, notary residing in Luxembourg, Grand Duchy of Luxembourg.

THERE APPEARED:

Becton Dickinson Ireland Holdings Limited, a single member private company limited by shares incorporated and organised under the laws of Ireland, having its registered office at Pottery Road, Dun Laoghaire, County Dublin, Ireland, registered with the Irish Companies Registration Office under number 549948, here represented by Mrs Alexia UHL, lawyer, whose professional address is in Luxembourg, Grand Duchy of Luxembourg, by virtue of a power of attorney given under private seal.

After signature ne varietur by the authorised representative of the appearing party and the officiating notary, the power of attorney will remain attached to this deed to be registered with it.

The appearing party, represented as set out above, has requested the officiating notary to state as follows the articles of incorporation of a private limited liability company (société à responsabilité limitée), which is hereby incorporated:

I. NAME – REGISTERED OFFICE – OBJECT – DURATION

Art.1.          Name

The name of the company is “Becton Dickinson Euro Finance S.à r.l.” (the Company). The Company is a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10, 1915 on commercial companies, as amended (the Law), and these articles of incorporation (the Articles).

Art.2.          Registered office

2.1.          The Company’s registered office is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred to any other location in the Grand Duchy of Luxembourg by a resolution of the board of managers (the Board), which may amend the Articles to reflect this change.

2.2.          Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. If the Board determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office, or with ease of communication between that office and persons abroad, the registered office may be temporarily transferred abroad until the developments or events in question have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

Art.3.          Corporate object

The Company’s purpose is:

(1)           To take participations and interests, in any form whatsoever, in any commercial, industrial, financial or other, Luxembourg or foreign companies or enterprises;

(2)           To acquire through participations, contributions, underwriting, purchases or options, negotiation or in any other way any securities, rights, patents and licenses and other property, rights and interest in property as the Company shall deem fit;

(3)           Generally to hold, manage, develop, sell or dispose of the same, in whole or in part, for such consideration as the Company may think fit, and in particular for shares or securities of any company purchasing the same;

(4)           To enter into, assist or participate in financial, commercial and other transactions;

(5)           To grant to any holding company, subsidiary, or fellow subsidiary, or any other company which belongs to the same group of companies as the Company (the Affiliates) any assistance, loans, advances or guarantees (in the latter case, even in favor of a third- party lender of the Affiliates) and to pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person;

(6)           To borrow and raise money in any manner and to secure the repayment of any money borrowed;

(7)           To issue any kind of notes, bonds and debentures and generally issue any debt, equity and/or hybrid securities in accordance with Luxembourg law either by way of private or public offer;

(8)           To use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks; and

(9)           Generally to do all such other things as may appear to the Company to be incidental or conducive to the attainment of the above objects or any of them.

The Company can perform all commercial, industrial, real estate, intellectual property, technical and financial operations, connected directly or indirectly in all areas as described above in order to facilitate the accomplishment of its purpose.

Art.4.          Duration

4.1.          The Company is formed for an unlimited period.

4.2.          The Company may have one or several shareholders with a maximum of one hundred (100) shareholders. In the event that the number of shareholders of the Company exceeds one hundred (100), the Company shall have one (1) year from the date on which such limit is exceeded to convert into another legal form.

4.3.          The Company may be dissolved, at any time, by a resolution of the shareholders of the Company adopted in accordance with article 17.1. The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more shareholders.

II. CAPITAL – SHARES

Art.5.          Capital

5.1.          The share capital is set at twelve thousand Euro (EUR 12,000), represented by twelve thousand (12,000) shares in registered form, having a nominal value of one Euro (EUR 1) each.

5.2.          The share capital may be increased or reduced once or more by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

5.3.          The Company may repurchase its own shares within the limits prescribed by Law and may hold such repurchased shares in treasury, or alternatively cancel such shares held in treasury. The Board is authorised to cancel any such shares held in treasury and to proceed with the applicable capital reduction in its discretion. In such a case, the Board shall record the share capital decrease by way of a notarial deed. The deed must be drawn up within one month of the cancellation and capital decrease so decided by the Board. The voting and financial rights attached to any shares held in treasury are suspended for so long as the Company holds them in treasury.

5.4.          The Board is authorised, for a period of five (5) years from the date of the publication of the deed of incorporation, to:

(i)            increase the current share capital once or more up to twelve thousand Euro (EUR 12,000), by the issue of twelve thousand (12,000) new shares, having the same rights as the existing shares; and

(ii)           record each share capital increase by way of a notarial deed and amend the share register accordingly.

5.5.          The Company may maintain a general share premium account. Any share premium paid in respect of any shares upon their issuance (and not allocated specifically to a specific class of shares, if any), shall be allocated to such general share premium account of the Company. The amount of the said general share premium account will constitute freely distributable reserves of the Company. To the extent the share capital is divided into several classes of shares, the Company may maintain separate share premium accounts per class. Any share premium paid and specifically allocated to any individual class will be allocated to such class share premium account and only distributable on such class of shares.

5.6.          The Company may maintain a general special equity reserve account (account 115 « apport en capitaux propres non rémunérés par des titres » of the Luxembourg Chart of Accounts provided for by the Grand Ducal regulation of 10 June 2009). The amount of said general special equity reserve account will constitute freely distributable reserves of the Company. To the extent the Company has several classes of shares, the Company may maintain separate special equity reserve accounts per class. Any amount paid and specifically allocated to any individual class will be allocated to such class special equity reserve account and only distributable on such class of shares. To the extent not specifically allocated to any individual class, any amounts otherwise allocated to the special equity reserve account shall be deemed as allocated to the general special equity reserve account.

Art.6.          Shares

6.1.          The shares are indivisible and the Company recognises only one (1) owner per share. Joint share owners must appoint a sole person as their representative towards the Company. The Company has the right to suspend the exercise of all rights attached to a jointly owned share, except for relevant information rights, until a sole person has been appointed as the owner of the share towards the Company.

6.2.          The shares are freely transferable between shareholders.

6.3.          When the Company has a sole shareholder, the shares are freely transferable to third parties.

6.4.          When the Company has more than one shareholder, the transfer of shares (inter vivos) to third parties is subject to prior approval by shareholders representing at least half of the shares of the Company.

6.5.          If a shareholder intends to transfer one or more shares to a third party, such transferring shareholder must send a notice of the proposed transfer to the Company and such transfer will be subject to the provisions of articles 6.6 to 6.12 of these Articles.

6.6.          If the proposed transfer is not approved by shareholders representing at least half of the shares of the Company or if the Company has refused to approve the transfer in accordance with the Law, the shareholders may, within three (3) months from the date of refusal, acquire the share(s) or procure the acquisition of the share(s), at a price determined in accordance with article 6.8 of these Articles, save in the circumstance where the transferring shareholder decides to forego the transfer. Upon request of the manager(s), the three (3) month period can be extended by the president of the chamber of the district court of Luxembourg dealing with commercial matters and sitting as in summary proceedings, it being understood that such extension shall not exceed six (6) months.

6.7.          The Company may, within the same timeframe as set forth in article 6.6 above and with the consent of the transferring shareholder, decide to (i) reduce its share capital by an amount corresponding to the nominal value of the relevant share(s) and (ii) repurchase such shares at a price determined in accordance with articles 6.8 of these Articles.

6.8.          For the purposes of articles 6.6 and 6.7 above, the transfer price or redemption price shall correspond to the fair market value of the shares as determined in good faith by the Board.

6.9.          If following the expiry of the period referred to in articles 6.6 and 6.7 above, neither the existing shareholders have acquired the shares nor the Company has repurchased the share(s), the transferring shareholder may freely sell his shares to the proposed new shareholder(s) at the transfer price and under the conditions which were notified to the Company.

6.10.        A share transfer shall only be binding on the Company or third parties following notification to, or acceptance by, the Company in accordance with article 1690 of the Luxembourg Civil Code.

6.11.        For all other matters, reference is made to article 710-12 and 710-13 of the Law.

6.12.        A register of shares shall be kept at the registered office and may be examined by any shareholder on request.

III. MANAGEMENT – REPRESENTATION

Art.7.          Appointment and removal of managers

7.1.          The Company shall be managed by one or more managers appointed by a resolution of the shareholders representing more than half of the Company’s share capital, which sets the term of their office. The managers need not be shareholders.

7.2.          The managers may be removed at any time, with or without cause, by a resolution of the shareholders.

Art.8.          Board of managers

If several managers are appointed, they shall constitute the Board. The shareholders may decide to appoint managers of two different classes, i.e. one or several class A managers and one or several class B managers.

8.1.          Powers of the Board

(i)            All powers not expressly reserved to the shareholders by the Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company’s corporate object.

(ii)           The Board may delegate special or limited powers to one or more agents for specific matters.

(iii)          The Board is authorised to delegate the day-to-day management, and the power to represent the Company in this respect, to one or more managers, directors or other agents, whether shareholders or not, acting either individually or jointly, in accordance with the Law.

(iv)          The Board may authorise one or more managers or one or more directors, acting either individually or jointly, to make tax elections on behalf of the Company.

8.2.          Procedure

(i)            The Board shall meet upon call by the chairman or managers at the place indicated in the notice of the meeting.

(ii)           Written notice of any Board meeting shall be given to all managers at least twenty-four (24) hours in advance, except in the case of an emergency, in which case the nature and circumstances of such urgency shall be set out in the notice.

(iii)          No notice is required if all members of the Board are present or represented and each of them states that they have full knowledge of the agenda for the meeting. A manager may also waive notice of a meeting, either before or after the meeting. Separate written notices are not required for meetings which are held at times and places indicated in a schedule previously adopted by the Board.

(iv)          A manager may grant to another manager a power of attorney in order to be represented at any Board meeting.

(v)           The Board may only validly deliberate and act if a majority of its members are present or represented. Board resolutions shall be validly adopted by a majority of the votes of the managers present or represented, provided that if the shareholders have appointed one or several class A managers and one or several class B managers, at least one (1) class A manager and one (1) class B manager vote in favour of the resolution. Board resolutions shall be recorded in minutes signed by the chairperson of the meeting or, if no chairperson has been appointed, by all the managers present or represented.

(vi)          Any manager may participate in any meeting of the Board by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting.

(vii)         Circular resolutions signed by all the managers (Managers’ Circular Resolutions) shall be valid and binding as if passed at a duly convened and held Board meeting, and shall bear the date of the last signature. They are deemed to be taken at the location of the registered office of the Company.

8.3.          Representation

(i)            The Company shall be bound towards third parties in all matters by the signature of the sole manager, and, in case of plurality of managers, by the joint signature of three (3) managers, and in case of the appointment of class A and class B managers, by the joint signature of at least two (2) class A managers and one (1) class B manager.

(ii)           The Company shall also be bound towards third parties by the joint or single signature of any persons to whom special signatory powers have been delegated by the Board.

Art.9.          Sole manager

If the Company is managed by a sole manager, all references in the Articles to the Board, the managers or any manager are to be read as references to the sole manager, as appropriate.

Art.10.        Liability of the managers

The managers shall not be held personally liable by reason of their office for any commitment they have validly made in the name of the Company, provided those commitments comply with the Articles and the Law.

Art.11.        Conflict of interests

11.1.        In the event that any manager or officer of the Company has a financial interest which opposes that of the Company in any transaction of the Company, such manager or officer shall make known to the Board such financial interest, and such declaration shall be recorded in the minutes of the Board meeting. The relevant manager shall not consider or vote upon any such transaction. Such conflict of interest shall be reported to the next succeeding meeting of the shareholders prior to such meeting taking any resolution on any other item.

11.2.        Notwithstanding the above, no day-to-day transactions entered into under normal conditions, as well as no contract or other transaction between the Company and any other company shall be affected or invalidated by the fact that any one or more of the managers or officers of the Company is interested in, or is a manager, director, associate, officer or employee of such other company. Any manager or officer of the Company who serves as a director, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.

IV. SHAREHOLDERS

Art.12.        General meetings of shareholders and shareholders’ written resolutions

12.1.        Powers and voting rights

(i)            Unless resolutions are taken in accordance with article 12.1.(ii), resolutions of the shareholders shall be adopted at a general meeting of shareholders (each a General Meeting).

(ii)           If the number of shareholders of the Company does not exceed sixty (60), resolutions of the shareholders (save for a resolution amending the Articles) may be adopted in writing (the Written Shareholders’ Resolutions).

(iii)          Each share entitles the holder to one (1) vote.

12.2.        Notices, quorum, majority and voting procedures

(i)            The shareholders may be convened to General Meetings by the Board. The Board must convene a General Meeting following a request from shareholders representing more than half of the share capital.

(ii)           Written notice of any General Meeting shall be given to all shareholders at least eight (8) days prior to the date of the meeting, except in the case of an emergency, in which case the nature and circumstances of such urgency shall be set out in the notice.

(iii)          The shareholders may vote at any general meeting by means of voting forms provided by the Company which voting forms must contain at least the place, date and time of the meeting, the agenda of the meeting, the proposals submitted to the shareholders, as well as for each proposal three boxes allowing the shareholder to vote in favour thereof, against, or abstain from voting by ticking the appropriate box. Voting forms which, for a proposed resolution, do not show (i) a vote in favour, or (ii) a vote against the proposed resolutions, or (iii) an abstention, are void with respect to such resolution. The Company shall only take into account voting forms received at the latest 24 hours before the holding of the General Meeting to which they relate.

(iv)          General Meetings shall be held at the time and place specified in the notices.

(v)           If all the shareholders are present or represented and consider themselves duly convened and informed of the agenda of the General Meeting, it may be held without prior notice.

(vi)          A shareholder may grant written power of attorney to another person (who need not be a shareholder), in order to be represented at any General Meeting.

(vii)         A shareholder may participate in any General Meeting by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at the meeting. One (1) shareholder or its proxyholder must however be physically present at the registered office of the Company in the Grand Duchy of Luxembourg.

(viii)        An attendance list must be kept at all General Meetings.

(ix)          Resolutions to be adopted at General Meetings shall be passed by shareholders owning more than one-half of the share capital. If this majority is not reached at the first General Meeting, the shareholders shall be convened by registered letter to a second General Meeting and the resolutions shall be adopted at the second General Meeting by a majority of the votes cast, irrespective of the proportion of the share capital represented.

(x)           The Board may suspend the voting rights of any shareholder in breach of its obligations as described by these Articles or any relevant agreement which may be entered into among the Company and the shareholders from time to time (if any).

(xi)          A shareholder may individually decide not to exercise, temporarily or permanently, all or part of his voting rights by means of formal waiver of its rights. The waiving shareholder is bound by such waiver and the waiver must be recognized by the Company upon notification.

(xii)         In case the voting rights of one or several shareholders are suspended in accordance with article 12.2(x) or the exercise of the voting rights has been waived by one or several shareholders in accordance with article 12.2(xi), such shareholders may attend any General Meeting but the shares they hold shall not be taken into account for the determination of the conditions of quorum and majority to be complied with at the General Meetings or to determine if written resolutions have been validly adopted.

(xiii)        The Company shall recognize any voting arrangements agreed in any agreement which may be entered into among the Company and the shareholders from time to time (if any), to the extent that such voting arrangements are not in conflict with the provisions of article 710-20 of the Law.

(xiv)        The Articles may only be amended and the nationality of the Company may only be changed with the consent of shareholders owning at least three-quarters of the share capital.

(xv)         Any increase in the commitments of the shareholders to the Company shall require the unanimous consent of the shareholders.

(xvi)        When resolutions are to be adopted in writing, the Board shall send the text of such resolutions to all the shareholders. The shareholders shall vote in writing and return their vote to the Company within the timeline fixed by the Board. Each manager shall be entitled to count the votes. Written Shareholders’ Resolutions are passed with the quorum and majority requirements set forth above and shall bear the date of the last signature received prior to the expiry of the timeline fixed by the Board.

Art.13.        Sole shareholder

When the number of shareholders is reduced to one (1):

(i)            the sole shareholder shall exercise all powers granted by the Law to the General Meeting;

(ii)           any reference in the Articles to the shareholders, the General Meeting, or the Written Shareholders’ Resolutions is to be read as a reference to the sole shareholder or the sole shareholder’s resolutions, as appropriate; and

(iii)          the resolutions of the sole shareholder shall be recorded in minutes or drawn up in writing.

V. ANNUAL ACCOUNTS – SUPERVISION – ALLOCATION OF PROFITS

Art.14.        Financial year and approval of annual accounts

14.1.        The financial year begins on the first (1) of October and ends on the thirtieth (30) of September of the following year.

14.2.        Each year, the Board must prepare the balance sheet and profit and loss account, together with an inventory stating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts owed by its managers and shareholders to the Company.

14.3.        Any shareholder may inspect the inventory and balance sheet at the registered office.

14.4.        The balance sheet and profit and loss accounts must be approved in the following manner:

(i)            if the number of shareholders of the Company does not exceed sixty (60), within six (6) months following the end of the relevant financial year either (a) at the annual General Meeting (if held) or (b) by way of Written Shareholders’ Resolutions; or

(ii)           if the number of shareholders of the Company exceeds sixty (60), at the annual General Meeting.

14.5.        If the number of shareholders of the Company exceeds sixty (60), the annual General Meeting shall be held within the Grand Duchy of Luxembourg, as specified in the notice, within six (6) months following the end of the relevant financial year.

Art.15.        Auditors

15.1.        In case and as long as the Company has more than sixty (60) shareholders, the Company’s operations shall be supervised by one or more supervisory auditors (commissaires). The General Meeting shall appoint the supervisory auditors, if any, and determine their number and remuneration and the term of their office. A supervisory auditor may be removed at any time, without notice and with or without cause, by the General Meeting. The supervisory auditor(s) have an unlimited right of permanent supervision and control of all transactions of the Company

15.2.        The General Meeting may appoint one or more statutory auditors (réviseurs d’entreprises agréés) in which case the institution of the supervisory auditor(s) is no longer required. A statutory auditor may only be removed by the General Meeting for cause or with his approval.

Art.16.        Allocation of profits

16.1.        Five per cent (5%) of the Company’s annual net profits must be allocated to the reserve required by law (the Legal Reserve). This requirement ceases when the Legal Reserve reaches an amount equal to ten per cent (10%) of the share capital.

16.2.        The shareholders shall determine the allocation of the balance of the annual net profits. They may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

16.3.        Interim dividends may be distributed at any time, subject to the following conditions and taking into account the provisions of Article 16 :

(i)            the Board must draw up interim accounts;

(ii)           the interim accounts must show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the Legal Reserve;

(iii)          within two (2) months of the date of the interim accounts, the Board must resolve to distribute the interim dividends; and

(iv)          the supervisory auditors (commissaires) or the statutory auditors (réviseurs d’entreprises agréés), if any, verify that the above conditions have been duly fulfilled.

When payments of interim dividends on account exceed the amount of the dividend subsequently decided upon by the General Meeting, the amount overpaid will be deemed to have been paid on account for the next dividend, unless otherwise decided by the Board, the sole manager or the General Meeting, as applicable.

VI. DISSOLUTION – LIQUIDATION

17.1.        The Company may be dissolved at any time by a resolution of the shareholders adopted with the consent of half of the shareholders owning at least three-quarters of the share capital. The shareholders shall appoint one or more liquidators, who need not be shareholders, to carry out the liquidation, and shall determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators shall have full power to realise the Company’s assets and pay its liabilities.

17.2.        The surplus (if any) after realisation of the assets and payment of the liabilities shall be distributed to the shareholders in proportion to the shares held by each of them.

VII. GENERAL PROVISIONS

18.1.        Notices and communications may be made or waived, Managers’ Circular Resolutions and Written Shareholders’ Resolutions may be evidenced, in writing, by fax, email or any other means of electronic communication.

18.2.        Powers of attorney may be granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a manager, in accordance with such conditions as may be accepted by the Board.

18.3.        Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements for being deemed equivalent to handwritten signatures. Signatures of the Managers’ Circular Resolutions, the resolutions adopted by the Board by telephone or video conference or the Written Shareholders’ Resolutions, as the case may be, may appear on one original or several counterparts of the same document, all of which taken together shall constitute one and the same document.

18.4.        All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the shareholders from time to time.

TRANSITIONAL PROVISION

The Company’s first financial year shall begin on the date of this deed and shall end on the thirtieth (30) of September 2019.

SUBSCRIPTION AND PAYMENT

Becton Dickinson Ireland Holdings Limited, represented as stated above, subscribes for twelve thousand (12,000) shares in registered form, having a nominal value of one Euro (EUR 1) each, and agrees to pay them in full by a contribution in cash in an amount of twelve thousand Euro (EUR 12,000).

The amount of twelve thousand Euro (EUR 12,000) is at the Company’s disposal and evidence of such amount has been given to the officiating notary.

COSTS

The expenses, costs, fees and charges of any kind whatsoever to be borne by the Company in connection with its incorporation are estimated at approximately one thousand fifty Euro (EUR 1,050).

RESOLUTIONS OF THE SOLE SHAREHOLDER

Immediately after the incorporation of the Company, the sole shareholder, representing the entire subscribed capital, adopted the following resolutions:

1.             The following persons are appointed as managers of the Company for an indefinite period:

-               Class A managers:

  -               Stefaan De Boeck, residing professionally at 86 Erembodegem Dorp, 9320 Erembodegem, Belgium;

  -               Peter De Rycker, residing professionally at 11 rue Aristide Bergès, 38001 Le Pont-de-Claix, France; and

  -               Horacio Somoya, residing professionally at 412F route d’Esch, 1471 Luxembourg, Grand Duchy of Luxembourg.

-               Class B managers:

  -               Ajit Singh Rai, residing professionally at 412F route d’Esch, 1471 Luxembourg, Grand Duchy of Luxembourg; and

  -               Christian Van Houtven, residing professionally at 412F route d’Esch, 1471 Luxembourg, Grand Duchy of Luxembourg.

2.             The registered office of the Company is located at 412F, route d’Esch, L-1471 Luxembourg, Grand Duchy of Luxembourg.

CONTROL

The undersigned notary expressly confirms compliance with the conditions mentioned in articles 710-6 and 710-7(1) of the Law.

DECLARATION

The undersigned notary, who understands and speaks English, states at the request of the appearing party that this deed is drawn up in English, followed by a French version, and that in the case of discrepancies, the English version prevails.

WHEREOF the present deed is drawn up in Luxembourg, Grand Duchy of Luxembourg, on the date stated above.

The document having been read to the proxyholder of the appearing party, acting as said before, known to the notary by name, first name, civil status and residence, said proxyholder signed together with Us, the notary, this original deed.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE :

L’an deux mille dix-neuf, le vingt-trois avril.

Par-devant Nous, Maître Carlo WERSANDT, notaire de résidence à Luxembourg, Grand-Duché de Luxembourg.

A COMPARU :

Becton Dickinson Ireland Holdings Limited, une société à responsabilité limitée constituée et régie par les lois d’Irlande, dont le siège social se situe à Pottery Road, Dun Laoghaire, County Dublin, Irlande, enregistrée auprès du Companies Registration Office irlandais sous le numéro 549948, ci représentée par Madame Alexia UHL, juriste, avec adresse professionnelle à Luxembourg, Grand-Duché de Luxembourg, en vertu d’une procuration donnée sous seing privé.

Après avoir été signée ne varietur par le mandataire de la partie comparante et le notaire instrumentant, ladite procuration restera annexée au présent acte pour les formalités de l’enregistrement.

La partie comparante, représentée comme indiqué ci-dessus, a prié le notaire instrumentant d’acter de la façon suivante les statuts d’une société à responsabilité limitée qui est ainsi constituée :

I. DENOMINATION – SIEGE SOCIAL – OBJET– DUREE

Art.1.          Dénomination

Le nom de la société est « Becton Dickinson Euro Finance S.à r.l. » (la Société). La Société est une société à responsabilité limitée régie par les lois du Grand-Duché de Luxembourg, en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

Art.2.          Siège social

2.1.          Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution du conseil de gérance (le Conseil), qui peut modifier les Statuts pour refléter ce changement.

2.2.          Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou événements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art.3.          Objet social

L’objet de la Société est :

(1)           la prise de participations et d’intérêts, sous quelque forme que ce soit, dans toute société ou entreprise, luxembourgeoise ou étrangère, commerciale, industrielle, financière ou autre ;

(2)           l’acquisition par le biais de participations, apports, souscriptions, achats ou options, négociation ou de toute autre manière, de titres, droits, brevets et licences et autres biens, droits et intérêts que la Société jugera appropriés ;

(3)           généralement, la détention, la gestion, le developpement, la vente ou l’aliénation, en totalité ou en partie, pour une contrepartie que la Société juge appropriée, et en particulier pour les parts sociales ou les titres de toute société qui les achète ;

(4)           la conclusion de, le support ou la participation à des transactions financières, commerciales ou autres ;

(5)           l’octroi à toute société holding, filiale ou filiale apparentée, ou toute autre société appartenant au même groupe de sociétés que la Société (les Sociétés Affiliées), tout support, prêts, avances ou garanties (dans ce dernier cas, même en faveur d’un tiers prêteur des Sociétés Affiliées) et le nantissement, la cession, grever de charges ou autrement la création et l’accord des sûretés sur tout ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne ;

(6)           l’emprunt et la levée de fonds de quelque manière que ce soit et la garantie du remboursement de toute somme empruntée ;

(7)           l’émission de billets, obligations et débentures et, en général, l’émission de titres de créance, de capital et/ou hybrides conformément au droit luxembourgeois que ce soit par voie d’offre privée ou publique ;

(8)           l’emploi de toutes les techniques, tous les moyens juridiques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques ; et

(9)           de manière générale, l’accomplissement de tout ce qui peut sembler lié ou favorable à la réalisation des objets ci-dessus ou de l’un d’entre eux.

La Société peut effectuer toutes les opérations commerciales, industrielles, immobilières, de propriété intellectuelle, techniques et financières, directement ou indirectement liées à tous les domaines décrits ci-dessus, afin de faciliter la réalisation de son objet.

Art.4.          Durée

4.1.          La Société est constituée pour une durée indéterminée.

4.2.          La Société peut avoir un ou plusieurs associés avec un maximum de cent (100) associés. Au cas où le nombre d’associés vient à dépasser la limite de cent (100), la Société disposera d’un délai d’un (1) an à compter de la date à laquelle cette limite aura été dépassée pour être transformée.

4.3.          La Société peut être dissoute à tout moment par résolution des associés de la Société adoptée conformément à l’article 17.1. La Société ne sera pas dissoute par suite du décès, de l’interdiction, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre événement similaire affectant un ou plusieurs associés.

II. CAPITAL – PARTS SOCIALES

Art.5.          Capital

5.1.          Le capital social est fixé à douze mille euros (EUR 12.000), représenté par douze mille (12.000) parts sociales sous forme nominative, ayant une valeur nominale d’un euro (EUR 1) chacune.

5.2.          Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

5.3.          La Société peut racheter ses propres parts sociales dans les limites prévues par la Loi et peut détenir ces parts sociales rachetées en portefeuille ou, alternativement, les annuler. Le Conseil est autorisé à annuler ces parts sociales détenues en portefeuille et à procéder à sa discrétion à la réduction de capital afférente. Dans ce cas, le Conseil fait constater la réduction de capital par acte notarié. L’acte doit être dressé dans le mois de l’annulation et de la diminution du capital social ainsi décidées par le Conseil. Les droits de vote et les droits financiers attachés aux parts sociales détenues en portefeuille sont suspendus pendant la durée de leur détention par la Société.

5.4.          Le Conseil est autorisé, pendant une période de cinq (5) ans à compter de la date de publication de l’acte constitutif à :

(i)            augmenter le capital social existant en une ou plusieurs fois, à hauteur de douze mille euros (EUR 12.000) par l’émission de douze mille (12.000) nouvelles parts sociales ayant les mêmes droits que les parts sociales existantes ; et

(ii)           faire constater chaque augmentation de capital social par acte notarié et modifier le registre des parts sociales en conséquence.

5.5.          La Société peut maintenir un compte de prime d’émission général. Toute prime d’émission payée lors de l’émission de parts sociales (qui n’est pas affecté spécifiquement à une catégorie spécifique de parts sociales s’il en existe) sera affectée à ce compte de prime d’émission général de la Société. Le montant dudit compte de prime d’émission général constitue des réserves librement distribuables de la Société. Dans la mesure où le capital social est divisé en plusieurs catégories de parts sociales, la Société peut maintenir des comptes de prime d’émission par catégorie séparés. Toute prime versée et spécifiquement affectée à une seule catégorie est affectée au compte de prime d’émission de cette catégorie et distribuable uniquement aux parts sociales de cette catégorie.

5.6.          La Société peut maintenir un compte spécial de réserve en capitaux propres général (compte 115 « apport en capitaux propres non rémunérés par des titres » du Plan Comptable Normalisé Luxembourgeois prévu par le règlement grand-ducal du 10 juin 2009). Le montant de ce compte spécial de réserve en capitaux propres général constitue des réserves librement distribuables de la Société. Dans la mesure où le capital social est divisé en plusieurs catégories de parts sociales, la Société peut maintenir des comptes spéciaux de réserve en capitaux propres par catégorie séparés. Toute prime versée et spécifiquement affectée à une seule catégorie est affectée au compte spécial de réserve en capitaux propres de cette catégorie et distribuable uniquement aux parts sociales de cette catégorie. Dans la mesure où ils n’ont pas été spécifiquement affectés à une catégorie individuelle, tous les montants ainsi affectés au compte spécial de réserve en capitaux propres seront considérés comme affectés au compte spécial de réserve en capitaux propres général.

Art.6.          Parts sociales

6.1.          Les parts sociales sont indivisibles et la Société ne reconnaît qu’un (1) seul propriétaire par part sociale. Les copropriétaires doivent désigner une seule personne qui les représente à l’égard de la Société. La Société a le droit de suspendre l’exercice de tous les droits afférents à une part sociale détenue en copropriété à l’exclusion du droit à l’information jusqu’à ce qu’une seule personne soit désignée comme étant propriétaire de la part sociale à l’égard de la Société.

6.2.          Les parts sociales sont librement cessibles entre associés.

6.3.          Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

6.4.          Lorsque la Société a plus d’un associé, la cession des parts sociales (inter vivos) à des tiers est soumise à l’agrément préalable des associés représentant au moins la moitié des parts sociales de la Société.

6.5.          Si un associé envisage de céder une ou plusieurs parts sociales à des tiers, cet associé cédant doit notifier la cession proposée à la Société, et un tel transfert sera soumis aux dispositions des articles 6.6 à 6.12 de ces Statuts.

6.6.          Si le transfert proposé n’est pas approuvé par les associés représentant au moins la moitié des parts sociales de la Société ou si la Société a refusé de consentir à la cession conformément à la Loi, les associés peuvent, dans les trois (3) mois à compter de ce refus, acquérir ou faire acquérir la/les part(s) sociale(s) à un prix fixé conformément à l’article 6.8 des Statuts, sauf dans la situation où le cédant renonce à la cession de ses parts sociales. A la requête du/des gérant(s), le délai de trois (3) mois peut être prolongé par le magistrat présidant la chambre du tribunal d’arrondissement de Luxembourg siégeant en matière commerciale et comme en matière de référé, sans que cette prolongation puisse dépasser six (6) mois.

6.7.          La Société peut également, dans le même délai tel que mentionné dans l’article 6.6 ci-dessus et avec le consentement de l’associé cédant, (i) décider de réduire son capital social du montant de la valeur nominale des parts sociales concernées et (ii) racheter lesdites parts sociales à un prix fixé conformément à l’article 6.8 des Statuts.

6.8.          Aux fins des articles 6.6 et 6.7, le prix de cession ou le prix de rachat correspondra à la juste valeur de marché des parts sociales telle que déterminée de bonne foi par le Conseil.

6.9.          Si, à l’expiration du délai imparti mentionné dans les articles 6.6 et 6.7 ci-dessus, les associés existants n’ont pas acquis les parts sociales et la Société n’a pas racheté ces parts sociales, l’associé cédant pourra vendre ses parts sociales au nouvel associé proposé au prix de cession et dans les conditions prévues et notifiées à la Société.

6.10.        Une cession de parts sociales ne sera opposable à l’égard de la Société ou des tiers, qu’après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l’article 1690 du Code Civil luxembourgeois.

6.11.        Pour tous les autres points, il est fait référence aux articles 710-12 et 710-13 de la Loi.

6.12.        Un registre des parts sociales est tenu au siège social et peut être consulté à la demande de chaque associé.

III. GESTION – REPRESENTATION

Art.7.          Nomination et révocation des gérants

7.1.          La Société est gérée par un ou plusieurs gérants nommés par une résolution des associés représentant plus de la moitié du capital social de la Société, qui fixe la durée de leur mandat. Les gérants ne doivent pas nécessairement être des associés.

7.2.          Les gérants sont révocables à tout moment, avec ou sans raison, par une résolution des associés.

Art.8.          Conseil de gérance

Si plusieurs gérants sont nommés, ils constitueront le Conseil. Les associés peuvent décider de nommer des gérants de deux différentes classes, à savoir un ou plusieurs gérants de classe A et un ou plusieurs gérants de classe B.

8.1.          Pouvoirs du Conseil

(i)            Tous les pouvoirs non expressément réservés par la Loi ou les Statuts aux associés sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social.

(ii)           Le Conseil peut déléguer des pouvoirs spéciaux ou limités pour des tâches spécifiques à un ou plusieurs agents.

(iii)          Le Conseil est autorisé à déléguer la gestion journalière et le pouvoir de représenter la Société à cet égard, à un ou plusieurs gérants, directeurs et autres agents, associés ou non, agissant individuellement ou conjointement, conformément à la Loi.

(iv)          Le conseil peut autoriser un ou plusieurs dirigeants ou un ou plusieurs administrateurs, agissant individuellement ou conjointement, à exercer un choix fiscal au nom de la Société.

8.2.          Procédure

(i)            Le Conseil se réunit sur convocation du président ou des gérants au lieu indiqué dans la convocation à la réunion.

(ii)           Une convocation écrite de toute réunion du Conseil est donnée à tous les gérants au moins vingt-quatre (24) heures à l’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iii)          Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et si chacun d’eux déclare avoir parfaite connaissance de l’ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant aux lieux et aux heures fixés dans un calendrier préalablement adopté par le Conseil.

(iv)          Un gérant peut donner une procuration à un autre gérant afin d’être représenté à toute réunion du Conseil.

(v)           Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix des gérants présents ou représentés, à condition qu’au moins un (1) gérant de classe A et un (1) gérant de classe B votent en faveur de la décision si les associés ont nommé un ou plusieurs gérants de classe A et un ou plusieurs gérants de classe B. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n’a été nommé, par tous les gérants présents ou représentés à la réunion.

(vi)          Tout gérant peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(vii)         Des résolutions circulaires signées par tous les gérants (les Résolutions Circulaires des Gérants) sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature. Elles sont réputées être prises au siège social de la Société.

8.3.          Représentation

(i)            La Société est engagée vis-à-vis des tiers, en toutes circonstances par la signature du gérant unique, et en cas de pluralité de gérants, par les signatures conjointes de trois (3) gérants, et en cas de nomination de gérants de classe A et de gérants de classe B, par les signatures conjointes d’au moins deux (2) gérants de classe A et d’un (1) gérant de classe B.

(ii)           La Société est également engagée vis-à-vis des tiers par la signature unique ou conjointe de toutes personnes à qui des pouvoirs de signature spéciaux ont été délégués par le Conseil.

Art.9.          Gérant unique

Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au gérant unique.

Art.10.        Responsabilité des gérants

Les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

Art.11.        Conflit d’intérêts

11.1.        Dans l’éventualité où un gérant ou un agent de la Société a un intérêt financier opposé à celui de la Société à l’occasion d’une transaction avec la Société, ledit gérant ou agent concerné en informera le Conseil et cette déclaration sera consignée dans le procès-verbal de la réunion du Conseil. Le gérant concerné ne délibérera pas ni ne prendra part au vote sur cette transaction. Ce conflit d’intérêt sera rapporté à la première prochaine assemblée des associés avant qu’elle ne statue sur tout autre point.

11.2.        Nonobstant ce qui précède, aucune transaction journalière conclue dans des conditions normales, ni aucun contrat ou autre transaction entre la Société et toute autre société ne sera impactée ou invalidée par le fait qu’un ou plusieurs des gérants ou agents de la Société n’aient un intérêt, ne soit gérant, administrateur, associé, agent ou employé de cette autre société. Tout gérant ou membre de la Société qui serait administrateur, agent ou employé d’une société ou d’une entreprise avec laquelle la Société signerait un contrat ou s’engagerait en affaires, ne sera pas, du fait de son affiliation avec cette autre société ou entreprise, empêché de délibérer et de voter ou d’agir sur les points en rapport avec ces contrats ou autres affaires.

IV. ASSOCIES

Art.12.        Assemblées générales des associés et résolutions écrites des associés

12.1.        Pouvoirs et droits de vote

(i)            Sauf lorsque des résolutions sont adoptées conformément à l’article 12.1.(ii), les résolutions des associés sont adoptées en assemblée générale des associés (chacune une Assemblée Générale).

(ii)           Si le nombre des associés de la Société ne dépasse pas soixante (60), les résolutions des associés (hormis les résolutions modifiant les Statuts) peuvent être adoptées par écrit (des Résolutions Ecrites des Associés).

(iii)          Chaque part sociale donne droit à un (1) vote.

12.2.        Convocations, quorum, majorité et procédure de vote

(i)            Les associés peuvent être convoqués aux Assemblées Générales à l’initiative du Conseil. Le Conseil doit convoquer une Assemblée Générale à la demande des associés représentant plus de la moitié du capital social.

(ii)           Une convocation écrite à toute Assemblée Générale est donnée à tous les associés au moins huit (8) jours avant la date de l’assemblée, sauf en cas d’urgence, auquel cas, la nature et les circonstances de cette urgence doivent être précisées dans la convocation à ladite assemblée.

(iii)          Les associés peuvent voter à toute assemblée générale par des formulaires de vote fournis par la Société, lesdits formulaires de vote devant faire au moins apparaitre le lieu, la date et l’heure de l’assemblée, l’ordre du jour de l’assemblée, les propositions soumises aux associés ainsi que pour chaque proposition trois cases permettant à l’associé de voter pour, contre ou de s’abstenir de voter en cochant la case prévue à cet effet. Les formulaires de vote qui ne font pas apparaitre, pour une résolution proposée (i) un vote pour, ou (ii) un vote contre, ou (iii) une abstention, sont considérés nuls pour cette résolution. La Société ne prend en considération que les formulaires de vote reçus au plus tard 24 heures avant la tenue de l’Assemblée Générale à laquelle ils se rapportent.

(iv)          Les Assemblées Générales se tiennent au lieu et heure précisés dans les convocations.

(v)           Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’assemblée, l’Assemblée Générale peut se tenir sans convocation préalable.

(vi)          Un associé peut donner une procuration écrite à toute autre personne, associé ou non, afin d’être représenté à toute Assemblée Générale.

(vii)         Un associé peut participer à toute Assemblée Générale par téléphone ou visioconférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à cette assemblée. Un (1) associé ou son mandataire doit néanmoins être physiquement présent au siège social de la Société au Grand-Duché de Luxembourg.

(viii)        Il est tenu une liste des présences à chaque Assemblée Générale.

(ix)          Les décisions de l’Assemblée Générale sont adoptées par des associés détenant plus de la moitié du capital social. Si cette majorité n’est pas atteinte à la première Assemblée Générale, les associés sont convoqués par lettre recommandée à une seconde Assemblée Générale et les décisions sont adoptées par l’Assemblée Générale à la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(x)           Le Conseil peut suspendre les droits de vote de tout associé qui manque à ses obligations décrites dans les présents Statuts ou dans toute convention pertinente qui peut être conclue entre la Société et les associés de temps à autre (s’il y en a une).

(xi)          Un associé peut décider à titre personnel de ne pas exercer, de manière temporaire ou permanente, tout ou partie de ses droits de vote par renonciation formelle à ses droits. L’associé qui y renonce est engagé par cette renonciation et la renonciation s’impose à l’égard de la Société dès notification à cette dernière.

(xii)         Au cas où les droits de vote d’un ou de plusieurs associés sont suspendus conformément à l’article 12.2(x) ou qu’un ou plusieurs associés ont renoncé à l’exercice de leurs droits de vote conformément à l’article 12.2(xi), ces associés peuvent assister à toute Assemblée Générale mais les parts sociales qu’ils possèdent ne sont pas prises en compte pour déterminer les conditions de quorum et de majorité à respecter aux Assemblées Générales ou déterminer si des résolutions écrites ont été valablement adoptées.

(xiii)        La Société reconnaitra tous arrangements de vote convenus dans une convention que les associés et la Société peuvent conclure de temps à autre (s’il y en a une) dans la mesure où ces arrangements ne s’opposent pas aux dispositions de l’article 710-20 de la Loi.

(xiv)        Les Statuts ne peuvent être modifiés et la nationalité de la Société ne peut être changée qu’avec le consentement des associés détenant au moins les trois-quarts du capital social.

(xv)         Toute augmentation des engagements des associés de la Société requiert le consentement unanime des associés.

(xvi)        Lorsque des résolutions doivent être adoptées par écrit, le Conseil communique le texte des résolutions à tous les associés. Les associés votent par écrit et envoient leur vote à la Société dans le délai fixé par le Conseil. Chaque gérant est autorisé à compter les votes. Des Résolutions Ecrites des Associés sont adoptées avec le quorum de présence et de majorité détaillés ci-dessus. Elles porteront la date de la dernière signature reçue avant l’expiration du délai fixé par le Conseil.

Art.13.        Associé unique

Lorsque le nombre des associés est réduit à un (1) :

(i)            l’associé unique exerce tous les pouvoirs conférés par la Loi à l’Assemblée Générale ;

(ii)           toute référence dans les Statuts aux associés, à l’Assemblée Générale ou aux Résolutions Ecrites des Associés doit être considérée, le cas échéant, comme une référence à l’associé unique ou aux résolutions de ce dernier ; et

(iii)          les résolutions de l’associé unique sont consignées dans des procès-verbaux ou rédigées par écrit.

V. COMPTES ANNUELS – CONTRÔLE – AFFECTATION DES BENEFICES

Art.14.        Exercice social et approbation des comptes annuels

14.1.        L’exercice social commence le premier (1) octobre et se termine le trente (30) septembre de l’année suivante.

14.2.        Chaque année, le Conseil doit dresser le bilan et le compte de profits et pertes, ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes des gérants et des associés envers la Société.

14.3.        Tout associé peut prendre connaissance de l’inventaire et du bilan au siège social.

14.4.        Le bilan et le compte de profits et pertes doivent être approuvés de la façon suivante :

(i)            si le nombre des associés de la Société ne dépasse pas soixante (60), dans les six (6) mois de la clôture de l’exercice social en question, soit (a) par l’Assemblée Générale annuelle (si elle est tenue), soit (b) par voie de Résolutions Ecrites des Associés; ou

(ii)           si le nombre des associés de la Société dépasse soixante (60), par l’Assemblée Générale annuelle.

14.5.        Si le nombre des associés de la Société dépasse soixante (60), l’Assemblée Générale annuelle se tient au Grand-Duché de Luxembourg, comme indiqué dans la convocation, dans les six (6) mois de la fin de l’exercice social en question.

Art.15.        Commissaires / réviseurs d’entreprises

15.1.        Si et tant que la Société a plus de soixante (60) associés, les opérations de la Société sont contrôlées par un ou plusieurs commissaires. L’Assemblée Générale nomme les commissaires, s’il y a lieu, et détermine leur nombre, leur rémunération et la durée de leur mandat. Un commissaire peut être révoqué à tout moment, avec ou sans notification et avec ou sans motif, par l’Assemblée Générale. Les commissaires ont un droit illimité de surveillance et de contrôle permanent de toutes les transactions de la Société.

15.2.        L’Assemblée Générale peut nommer un ou plusieurs réviseurs d’entreprises agréés auquel cas la nomination de commissaires n’est plus nécessaire. Un réviseur d’entreprises agréé ne peut être révoqué par l’Assemblée Générale qu’avec un motif ou avec son accord.

Art.16.        Affectation des bénéfices

16.1.        Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi (la Réserve Légale). Cette affectation cesse d’être exigée quand la Réserve Légale atteint dix pour cent (10%) du capital social.

16.2.        Les associés décident de l’affectation du solde des bénéfices nets annuels. Ils peuvent allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter en respectant les dispositions légales applicables.

16.3.        Des dividendes intérimaires peuvent être distribués à tout moment, aux conditions suivantes et en tenant compte des stipulations de l’article 16 :

(i)            le Conseil établit des comptes intérimaires ;

(ii)           ces comptes intérimaires doivent montrer que suffisamment de bénéfices et autres réserves (y compris la prime d’émission) sont disponibles pour une distribution ; étant entendu que le montant à distribuer ne peut pas dépasser le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la Réserve Légale ;

(iii)          le Conseil doit décider de distribuer les dividendes intérimaires dans les deux (2) mois suivant la date des comptes intérimaires ; et

(iv)          les commissaires ou les réviseurs d’entreprises agréés, s’il y en a, vérifient que les conditions susmentionnées ont été valablement accomplies.

Lorsque les dividendes qui ont été payés en acompte excèdent le montant des dividendes fixés ultérieurement par l’Assemblée Générale, le montant trop-perçu sera réputé avoir été payé en acompte du futur dividende, sauf décision contraire du Conseil, du gérant unique ou de l’Assemblée Générale, selon le cas.

VI. DISSOLUTION – LIQUIDATION

17.1.        La Société peut être dissoute à tout moment, par une résolution des associés adoptée par la moitié des associés détenant au moins les trois-quarts du capital social. Les associés nommeront un ou plusieurs liquidateurs, qui n’ont pas besoin d’être associés, pour réaliser la liquidation et détermineront leur nombre, pouvoirs et rémunération. Sauf décision contraire des associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

17.2.        Le boni de liquidation après la réalisation des actifs et le paiement des dettes, s’il y en a, est distribué aux associés proportionnellement aux parts sociales détenues par chacun d’entre eux.

VII. DISPOSITIONS GENERALES

18.1.        Les convocations et communications, ainsi que les renonciations à celles-ci, peuvent être faites, et les Résolutions Circulaires des Gérants ainsi que les Résolutions Ecrites des Associés peuvent être établies par écrit, téléfax, e-mail ou tout autre moyen de communication électronique.

18.2.        Les procurations peuvent être données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un gérant conformément aux conditions acceptées par le Conseil.

18.3.        Les signatures peuvent être sous forme manuscrite ou électronique, à condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants, des résolutions adoptées par le Conseil par téléphone ou visioconférence et des Résolutions Ecrites des Associés, selon le cas, peuvent être apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

18.4.        Pour tous les points non expressément prévus par les Statuts, il est fait référence à la loi et, sous réserve des dispositions légales d’ordre public, à tout accord présent ou futur conclu entre les associés.

DISPOSITION TRANSITOIRE

Le premier exercice social de la Société commence à la date du present acte et s’achèvera le trente (30) septembre 2019.

SOUSCRIPTION ET LIBERATION

Becton Dickinson Ireland Holdings Limited, représentée comme indiqué ci-dessus, souscrit à douze mille (12.000) parts sociales sous forme nominative, ayant une valeur nominale d’un euro (EUR 1) chacune, et accepte de les libérer intégralement par un apport en numéraire d’un montant de douze mille euros (EUR 12.000).

Le montant de douze mille euros (EUR 12.000) est à la disposition de la Société et la preuve de ce montant a été apportée au notaire instrumentant.

FRAIS

Les dépenses, frais, honoraires et charges de quelque nature que ce soit qui incomberont à la Société du fait de sa constitution sont estimés approximativement à mille cinquante euros (EUR 1.050).

RESOLUTIONS DE L’ASSOCIE UNIQUE

Immédiatement après la constitution de la Société, l’associé unique, représentant l’intégralité du capital social souscrit, a pris les résolutions suivantes :

1.             Les personnes suivantes sont nommées en qualité de gérants de la Société pour une durée indéterminée:

-               Gérants de classe A :

  -               Stefaan De Boeck, de résidence professionnelle au 86 Erembodegem Dorp, 9320 Erembodegem, Belgique ;

  -               Peter De Rycker, de résidence professionnelle au 11 rue Aristide Bergès, 38001 Le Pont-de-Claix, France ; et

  -               Horacio Somoya, de résidence professionnelle au 412F route d’Esch, 1471 Luxembourg, Grand-Duché de Luxembourg

-               Gérants de classe B :

  -               Ajit Singh Rai, de résidence professionnelle au 412F route d’Esch, 1471 Luxembourg, Grand-Duché de Luxembourg ; et

  -               Christian Van Houtven, de résidence professionnelle au 412F route d’Esch, 1471 Luxembourg, Grand-Duché de Luxembourg.

2.             Le siège social de la Société est établi au 412F, route d’Esch, L-1471 Luxembourg, Grand-Duché de Luxembourg.

VERIFICATION

Le notaire instrumentant constate expressément I’accomplissement des conditions énoncées aux articles 710-6 et 710-7(1) de la Loi.

DECLARATION

Le notaire soussigné, qui comprend et parle l’anglais, déclare qu’à la requête de la partie comparante, le présent acte est rédigé en anglais, suivi d’une traduction française et qu’en cas de divergences, la version anglaise fait foi.

DONT ACTE, fait et passé à Luxembourg, Grand-Duché de Luxembourg à la date qu’en tête des présentes.

Après avoir donné lecture du document au mandataire de la partie comparante, agissant comme indiqué précédemment, connu du notaire par nom, prénom, état civil et lieu de résidence, ledit mandataire a signé avec Nous, le notaire, le présent acte original.

Signé A. UHL, C. WERSANDT

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Enregistré à Luxembourg A.C. 2, le 25 avril 2019

2LAC/2019/8807

Reçu soixante-quinze euros

75,00 €

Le Receveur, (signé) André MULLER

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POUR EXPEDITION CONFORME

délivrée;

Luxembourg, le 3 mai 2019